EXHIBIT 99.1

IZEA to Effect a 1-for-4 Reverse Stock Split on June 16, 2023

Orlando, Florida (June 15, 2023) - IZEA Worldwide, Inc. (the “Company”) (Nasdaq: IZEA), operator of the premier online marketplace that connects brands with influential content creators, today announced a 1-for-4 reverse split of its common stock to be effective prior to the market open on June 16, 2023 (the “Reverse Split”). The Reverse Split was approved by the Company's board of directors.

The purpose of the Reverse Split is to enable the Company to regain compliance with the Nasdaq Capital Market continued listing guidelines. The Company believes that a greater price per share of common stock could allow a broader range of institutions to invest in the Company, potentially increasing marketability, trading volume and liquidity of the common stock.

The Company believes it currently meets all other listing requirements for continued listing on the Nasdaq Capital Market, with the exception of its share price. Following the completion of the Reverse Split, Nasdaq will monitor trading for a minimum of ten (10) trading days to ensure the Company’s common stock maintains key thresholds, including a minimum bid price of $1.00 per share.

At the effective time of the Reverse Split, every 4 shares of issued and outstanding Company common stock are to be converted into one share of Company common stock, without any change in the par value of the shares. The Reverse Split does not affect any Company shareholder's ownership percentage of IZEA common stock, except to the limited extent that the Reverse Split results in any shareholder receiving a whole share in respect of any fractional share that would otherwise result from the Reverse Split.

The Company's common stock will continue to trade under the ticker symbol "IZEA."

About IZEA Worldwide, Inc.

IZEA Worldwide, Inc. (“IZEA”), is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the

Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “believe,” “intend,” “optimistic,” “likely,” “projects,” “plans,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability regain compliance with the rules of the Nasdaq Stock Market and maintain the listing of its common stock on the Nasdaq Capital Market, and expected benefits of the Reverse Split. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Toni-Ann Burke
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com